UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

EDGE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-22149 (Commission File Number)	76-0511037 (IRS Employer Identification No.)

Travis Tower
1301 Travis, Suite 2000
Houston, Texas 77002
(Address of principal executive offices)

(713) 654-8960
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 17, 2008, Edge Petroleum Corporation (“Edge”) sent a notice to its directors and executive officers informing them that the blackout period scheduled to begin at 4:00 p.m. Central Time on December 23, 2008 and to end at the end of the week of January 5, 2009 (the “blackout period”) had been canceled.  The blackout period was previously reported on the Current Report on Form 8-K of Edge filed on December 4, 2008.  The blackout period has been canceled because the Agreement and Plan of Merger dated July 14, 2008, among Edge, Chaparral (“Chaparral”) and Chaparral Exploration, LLC has been terminated.  As a result of the termination, there will be no conversion of the Edge common stock held in the Edge Petroleum Exploration Company Employees Savings & Profit Sharing Plan or any successor plan, and thus a trading blackout period is no longer required.

Also as a result of the termination of the merger agreement, Edge’s common stockholders will not vote upon the proposal to adopt the merger agreement at the reconvened annual meeting of Edge’s stockholders to be held on December 29, 2008.  Edge’s common stockholders will still be asked to vote on the other items to be considered at its annual meeting.

A copy of the revised notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

 (d)   Exhibits.

Exhibit No.	Description

99.1	Revised Notice of Trading Restriction Period to Officers and Directors of Edge Petroleum Corporation

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: December 17, 2008	By:	/s/ John W. Elias
John W. Elias Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Revised Notice of Trading Restriction Period to Officers and Directors of Edge Petroleum Corporation